Exhibit (j)












            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We  consent  to  the  references  to  our  firm  under  the  captions "Financial
Highlights" within the Prospectus and "Shareholder Services - Statements and Reports", "General Information - Independent Registered Public Accounting Firm" and "Financial Statements and Report of Independent Registered Public Accounting Firm" within the Statement of Additional Information and to the use of our report dated July 28, 2017 relating to the financial statements of AB Municipal Income Fund II (comprising, respectively AB Arizona Portfolio, AB Massachusetts Portfolio, AB Minnesota Portfolio, AB New Jersey Portfolio, AB Ohio Portfolio, AB Pennsylvania Portfolio, and AB Virginia Portfolio) for the year ended May 31, 2017, which is incorporated by reference in this Post-Effective Amendment No. 44 to the Registration Statement (Form N-1A No. 33-60560) of AB Municipal Income Fund II.

                                                           /s/ ERNST & YOUNG LLP




New York, New York
September 28, 2017